 EXHIBIT 31.1

CERTIFICATION

I, Jonathan Samuels, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Triangle Petroleum Corporation;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 27, 2016

/s/ JONATHAN SAMUELS
Jonathan Samuels
President and Chief Executive Officer